Exhibit 99.1

News Release

For Further Information Call:
Walter A. Shephard
Vice President Finance, CFO, and Treasurer
Voice: 860-704-3955
inquire@zygo.com

For Immediate Release

ZYGO ANNOUNCES FIRST QUARTER FISCAL 2009 RESULTS

MIDDLEFIELD, CT, OCTOBER 30, 2008 – Zygo Corporation (NASDAQ: ZIGO) today announced net sales of $38.4 million and net income of $0.5 million, or $0.03 per diluted share, for the first quarter of fiscal 2009 as compared with net sales of $31.7 million and a net loss of $0.9 million, or a loss of $0.05 per diluted share, for the first quarter of fiscal 2008. First quarter fiscal 2009 results include expenses of $0.02 per diluted share, net of tax, related to the recently announced contemplated merger between ZYGO and Electro Scientific Industries, Inc. (“ESI”).

Sales for the first quarter of fiscal 2009 were driven primarily by the Metrology Solutions Division (72% of total revenues), supported by strong display systems and instrument revenues. Earnings were favorably affected by the overall increase in sales and higher gross margins as compared with the first quarter of last year.

Orders for the first quarter of fiscal 2009 were $28.8 million, compared with orders of $36.5 million in the first quarter of fiscal 2008. Orders from the company’s Metrology Solutions Division accounted for 79% of the orders received, with the Optical Systems Division contributing the remaining 21%. Within the Metrology Solutions Division, the semiconductor equipment orders were down as capital spending in this market continues to deteriorate. The Optical Systems Division experienced a pushout of orders from one of its ophthalmology customers, which we understand was primarily related to the effect of the current economy on elective eye surgery.

“Weakness in the global economy impacted both sales and orders this quarter,” noted Bruce Robinson, ZYGO’s Chairman and CEO. “However, despite market contraction, the restructuring actions we implemented in fiscal 2008 combined with improved margins and tight control of expenses positively affected our operating results. With the increasing negative pressure originating from the softness in the semiconductor industry, we are hopeful that the diversity of our served markets will help mitigate what are significant reductions in capital spending by our semiconductor customers.”

On October 16, 2008, the company announced that it had signed a merger agreement with ESI in an all-stock transaction. The contemplated merger is expected to close in the first calendar quarter of 2009. Mr. Robinson added, “We look forward to joining forces with ESI to build a larger, stronger global organization. Until the transaction is consummated, we will continue to focus our efforts on securing orders during a tough economic period while maintaining our cost containment initiatives.”

Zygo Corporation is a worldwide supplier of optical metrology instruments, precision optics, and electro-optical design and manufacturing services, serving customers in the semiconductor capital equipment and industrial markets.

Note: ZYGO’s teleconference to discuss the results of the first quarter of fiscal 2009 will be held at 6 PM Eastern Time on October 30, 2008 and can be accessed by dialing 800-954-1053. This call is web cast live on ZYGO’s web site at www.zygo.com. The call may also be accessed for 30 days following the teleconference.

All statements other than statements of historical fact included in this news release regarding our financial position, business strategy, plans, anticipated sales, orders, market acceptance, growth rates, market opportunities, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are fluctuations in capital spending of our customers; fluctuations in net sales to our major customer; manufacturing and supplier risks; dependence on timing and market acceptance of new product development; rapid technological and market change; risks in international operations; dependence on proprietary technology and key personnel; length of the sales cycle; environmental regulations; investment portfolio returns; fluctuations in our stock price; the risk that expected synergies and cost savings from the merger may not be realized; the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to integration of ZYGO and ESI; the risk that the closing of the merger between ESI and ZYGO may not occur; unexpected expenses associated with the proposed merger with ESI; and customer and/or employee losses as a result of the proposed merger. Zygo Corporation undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this news release. Further information on potential factors that could affect Zygo Corporation’s business is described in our reports on file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended June 30, 2008.

Additional Information about the Merger and Where to Find It

ESI and ZYGO intend to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus with respect to the merger and other relevant materials (the “proxy statement/prospectus”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS AND INVESTORS OF ESI AND ZYGO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESI, ZYGO AND THE MERGER. Investors and security holders may obtain copies of the proxy statement/prospectus, including the annexes attached to, and the reports incorporated by reference in, the proxy statement/prospectus, and any other related reports and documents filed or to be filed by ESI or ZYGO with the SEC relating to the merger, free of charge, at the SEC’s web site at www.sec.gov. Investors and security holders also may obtain these documents free of charge from ZYGO at the Investor’s link on ZYGO’s web site at www.zygo.com, or by contacting ZYGO’s Investor Relations at (860) 347-8506. Documents will also be available from ESI at the Investor Relations link on ESI’s web site at www.esi.com or by contacting ESI’s Investor Relations at (503) 641-4141.

ESI and ZYGO and their respective directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with this transaction. Information about the directors and executive officers of ESI and ZYGO and information about other persons who may be deemed participants in the merger transaction will be included in the proxy statement/prospectus. ESI’s information about executive officers and directors is included in ESI’s proxy statement (DEF14A) filed with the SEC on June 27, 2008. Information about ZYGO’s officers and directors is included in ZYGO’s annual report (Form 10-K) filed with the SEC on September 15, 2008, as amended on Form 10-K/A filed with the SEC on October 27, 2008. Free copies of these documents can be obtained from the SEC or from ZYGO and ESI using the contact information above. In addition, directors and executive officers of ZYGO may have direct or indirect interests in the merger due to securities holdings, vesting of options, or rights to severance payments if their employment is terminated following the merger. Additional information regarding ZYGO, ESI, and the interests of their respective executive officers and directors in the merger will be contained in the proxy statement/prospectus.

Zygo Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

(Thousands, except per share amounts)

	Three Months Ended
	September 30,
	2008	2007

Net sales	$38,392	$31,714
Cost of goods sold	21,581	20,662
Gross profit	16,811	11,052

Selling, general, and administrative expenses	9,584	7,425
Research, development, and engineering expenses	5,596	5,642
Provision for doubtful accounts and notes	382	-
Operating profit (loss)	1,249	(2,015)

Other income (expense)
Interest income	369	811
Miscellaneous income (expense), net	(378)	202
Total other income (expense)	(9)	1,013
Earnings (loss) before income taxes
and minority interest	1,240	(1,002)

Income tax (expense) benefit	(461)	361
Minority interest	(276)	(303)
Net earnings (loss)	$503	$(944)

Basic - Earnings (loss) per share	$0.03	$(0.05)
Diluted - Earnings (loss) per share	$0.03	$(0.05)

Weighted average shares outstanding:
Basic Shares	16,775	18,193
Diluted Shares	17,162	18,193

Zygo Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Thousands of dollars)	September 30, 2008	June 30, 2008
Assets
Current assets:
Cash and cash equivalents	$30,433	$26,421
Marketable securities	19,110	17,639
Receivables, net	28,615	31,036
Inventories	40,604	37,542
Prepaid expenses	2,618	2,230
Income tax receivable	929	241
Deferred income taxes	9,579	12,143
Total current assets	131,888	127,252

Marketable securities	2,742	6,963
Property, plant, and equipment, net	36,327	36,371
Deferred income taxes	11,245	8,904
Intangible assets, net	8,951	9,522
Other assets	995	996
Total assets	$192,148	$190,008

Liabilities and Stockholders' Equity
Current liabilities:
Payables	$10,095	$7,955
Accrued expenses	13,902	14,414
Deferred income taxes	30	32
Total current liabilities	24,027	22,401

Other long-term liabilities	2,610	2,817
Minority interest	2,120	1,844
Stockholders' equity	163,391	162,946
Total liabilities and stockholders' equity	$192,148	$190,008